EX-99.906CERT


                                  CERTIFICATION

     Thomas J. Runkel, Chief Executive Officer and Chief Financial Officer of Runkel Funds, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2004 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                Chief Financial Officer
Runkel Funds, Inc.                     Runkel Funds, Inc.


         /s/  Thomas J. Runkel                  /s/  Thomas J. Runkel
------------------------------------   ------------------------------------
  Thomas J. Runkel                        Thomas J. Runkel

Date:    March 6, 2005                 Date:   March 6, 2005
     -------------------------------        -------------------------------


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Runkel Funds, Inc. and will be retained by Runkel Funds, Inc. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.